SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011

World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     (a) and (b) World Wrestling Entertainment, Inc. held its Annual Meeting of Stockholders on April 29, 2011. Of the 492,391,495 votes in respect of shares outstanding and entitled to vote, 489,044,474 votes were represented at the meeting, or a 99% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors
  Elected the following seven individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2012 and until their successors have been duly elected and qualified.
			Broker
	For	Withheld	Non-Votes
Vincent K. McMahon	478,430,451	232,566	10,381,457
David Kenin	478,420,832	242,185	10,381,457
Joseph H. Perkins	478,423,667	239,350	10,381,457
Frank A. Riddick, III	478,444,474	218,543	10,381,457
Jeffrey R. Speed	478,427,529	235,488	10,381,457
Kevin Dunn	478,393,196	269,821	10,381,457
Basil V. DeVito, Jr.	478,388,913	274,104	10,381,457

Proposal 2 – Ratification of Appointment of Independent Auditors
  Ratified the appointment of Deloitte and Touche, LLP as the Company’s independent auditors for the year ended December 31, 2011. There were 488,598,680 votes for the appointment, 382,864 votes against the appointment, and 62,930 abstentions.
Proposal 3 – Advisory Vote on Executive Compensation
  In an advisory vote, approved the compensation paid to the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
For	Against	Broker Non Votes	Abstentions
478,131,733	334,691	10,381,457	196,593

Proposal 4 – Advisory Vote on Frequency of Advisory Vote on Executive Compensation
  In an advisory vote, approved an annual advisory vote on executive compensation.
One Year	Two Years	Three Years	Abstentions
477,432,039	147,865	844,325	238,788

(d) The Company recommended to its stockholders that the advisory vote to approve the compensation for our named executive officers occur annually. This recommendation was overwhelmingly endorsed by the stockholders, and accordingly the Company has decided to hold such advisory vote annually.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING
ENTERTAINMENT, INC.

By:	/s/ Michael J. Luisi
Michael J. Luisi
EVP, Business Development;
General Counsel & Secretary

Dated: April 29, 2011